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                                                      EXHIBIT 23.2
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                              ACCOUNTANTS' CONSENT



The Board of Directors
BankAtlantic Bancorp, Inc.:


     We consent to incorporation by reference in the registration statement on Form S-8 of BankAtlantic Bancorp, Inc. of our report dated January 29, 1999, relating to the consolidated statements of financial condition of BankAtlantic Bancorp, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998, annual report on Form 10-K of BankAtlantic Bancorp, Inc.




                                         /s/ KPMG LLP
                                         ------------
                                         KPMG LLP




Fort Lauderdale, Florida
July 7, 1999